Exhibit 3.20

BY-LAWS

OF

NORTH AMERICA REVSALE INC.

BY-LAWS

OF

NORTH AMERICA REVSALE INC.

(hereinafter referred to as the “Corporation”)

Under the Business Corporation Law

of the State of New York

ARTICLE I

Shareholders

Section 1.01  Annual Meeting.  The annual meeting of shareholders for the election of directors and the transaction of such other business as may come before it shall be held at such time and place, within or without the State of New York, as shall be fixed by the Board of Directors (or by any officer so designated by the Board of Directors) and stated in the notice or waiver of notice of the meeting.

Section 1.02  Special Meetings.  (a)  Special meetings of the shareholders, for any purpose or purposes, may be called at any time by resolution of the Board of Directors, the Chairman of the Board of Directors, if there be any, or the President, and shall be so called when requested by the holders of not less than 50% of all shares entitled to vote at such meeting. Special meetings of shareholders shall be held at such place, within or without the State of New York, as shall be fixed by the Board of Directors (or such designated officer) and stated in the notice or waiver of notice of the meeting. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice required by Section 1.03 hereof.

(b) A special meeting, other than one called at the request of the holders of not less than 50% of all shares entitled to vote at such meeting, may be cancelled by resolution of the Board of Directors.

Section 1.03  Notice of Meetings of Shareholders.  (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice thereof shall state the place, date and hour of the meeting, and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. A notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law (the “BCL”), to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten (10) nor more than fifty (50) days before the date of the meeting; provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor (24) more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary or such other person, giving the notice of or of a transfer agent of the Corporation that the notice required by this Section has been given shall, in the absence of fraud, be prima facie evidence of the forth therein stated.

(b)  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the next preceding paragraph.

Section 1.04  Waivers of Notice.  Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy,

whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 1.05  Quorum.  (a)  The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series, present in person or by proxy, shall constitute a quorum for the transaction of such specified item of business.

(b) When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.

(c) The shareholders present may adjourn the meeting despite the absence of a quorum.

Section 1.06  Fixing Record Date.   For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action.

Section 1.07  List of Shareholders at Meetings.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 1.08  Proxies.  (a)  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

(b)  Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it except as otherwise provided in Section 609 of the BCL.

Section 1.09  Selection and Duties of Inspectors.  (a) The Board of Directors may appoint in advance of any shareholders’ meeting one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Unless appointed by the Board of Directors or the person presiding at the meeting, as above provided in this Section, inspectors shall be dispensed with at all meetings of shareholders unless compliance therewith is requested by a shareholder present in person or by proxy and entitled to vote at such meeting.

(b)    The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 1.10  Qualification of Voters.  (a)  Except as otherwise provided by the Certificate of Incorporation of the Corporation, every shareholder shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

(b)   Treasury shares and shares held by any domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

(c)   Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

Section 1.11  Vote of Shareholders.  (a)  Directors shall, except as otherwise required by the BCL or by the Certificate of Incorporation of the Corporation as permitted by the BCL, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by the BCL or by the Certificate of Incorporation of the Corporation as permitted by the BCL, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b)  The vote upon any question at any shareholders’ meeting need not be by written ballot.

Section 1.12  Action Without a Meeting.    Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all issued and outstanding shares entitled to vote thereon. This Section shall not be construed to alter or modify the provisions of any section of the BCL or any provision in the Certificate of Incorporation of the Corporation not inconsistent with the BCL under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

ARTICLE II

Directors

Section 2.01  Management of Business; Qualifications of Directors.  The business of the Corporation shall be managed under the direction of the Board of Directors. Each director shall be at least eighteen years of age but need not be a shareholder. The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Corporation and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the statutes of the State of New York, by the Certificate of Incorporation of the Corporation and by these By-Laws.

Section 2.02  Number.  The number of directors which shall not be less than three, except that where all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to such limitation, the number of directors which shall constitute the entire Board of Directors shall be such number as shall be fixed by action of a majority of the entire Board of Directors from time to time, but no decrease in number shall shorten the term of any incumbent director.

Section 2.03  Election and Term.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his earlier resignation or removal.

Section 2.04  Resignation.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by such addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.05  Removal.  Any or all of the directors may be removed without cause by vote of the shareholders.

Section 2.06  Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by vote of the Board of Directors except that if the number of directors then in office is less than a quorum, by a vote of a majority of directors then in office. A director elected to fill a vacancy shall be elected to hold office until the next meeting of shareholders at which the election of directors is in the regular order of business.

Section 2.07  Quorum of Directors; Act of the Board of Directors.   (a)  At all meetings of the Board of Directors a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business.

(b)  The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors except as provided in Sections 2.06, 2.11 and 2.14 hereof.

(c)  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of such adjournment need not be given if such time and place are announced at the meeting.

Section 2.08  Annual Meetings.  The newly elected Board of Directors shall meet immediately following the adjournment of the annual meeting of shareholders in each year at the same place and no notice of such meeting shall be necessary.

Section 2.09  Regular Meetings.  Regular meetings of the Board of Directors may be held at such time and at such place, within or without the State of New York, as shall from time to time be fixed by the Board of Directors and no notice thereof shall be necessary.

Section 2.10  Special Meetings.    (a)    Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if there be one, the President or any Vice-President or by any two directors or by resolution of the entire Board of Directors, at such place within or without the State of New York as shall be fixed by the person or persons calling the meeting.

(b)  Notice of each special meeting, stating the time and place of the meeting, shall be given by the Chairman of the Board of Directors, if there be one, the President or the Secretary to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than forty-eight (48) hours prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the fifth day prior to the meeting, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

(c)  Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Section 2.11  Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors.

Section 2.12  Action By Means of Conference Telephone.  Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 2.13  Compensation.  Directors shall receive such compensation for their services in any capacity as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.14  Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

(1)	The submission to shareholders of any action that needs shareholders’ authorization under the Business Corporation Law.

(2)	The filling of vacancies in the Board of Directors or in any committee.

(3)	The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(4)	The amendment or repeal of these By-Laws, or the adoption of new By-Laws.

(5)	The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Section 2.15  Action of Committees Without a Meeting.  Any action required or permitted to be taken by any committee as provided in Section 2.14 hereof may be taken without a meeting if all the members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.

Section 2.16  Action of Committees by Means of Conference Telephone.  Any one or more members of any committee may participate in a meeting of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 2.17  Interested Directors.   (a)   No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation’s directors are directors or officers, or have a substantial financial interest, shall be either void or voidable by reason alone of such interest or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

(1)

If the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors under Section 2.07, by unanimous vote of the disinterested directors; or

(2)

If the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders.

(b)      If such good faith disclosure of the material facts as to the director’s interest in the contract or transaction and as to any such common directorship, officership or financial interest is made to the directors or shareholders, or known to the Board of Directors or committee or shareholders approving such contract or transaction, as provided in subsection (a), the contract or transaction may not be avoided by the Corporation for the reasons set forth in subsection (a). If there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board of Directors or committee at which it was approved, the Corporation may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it was approved by the Board of Directors, committee or the shareholders.

(c)      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which approves such contract or transaction.

Section 2.18  Loans to Directors.     A loan shall not be made by the Corporation to any director unless it is authorized by vote of the shareholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote. A loan made in violation of this Section shall be a violation of the duty to the Corporation of the directors approving it, but the obligation of the borrower with respect to the loan shall not be affected thereby.

ARTICLE III

Officers

Section 3.01  Election or Appointment; Number.   The officers of the Corporation shall be elected or appointed by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and such number of Vice-Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, as the Board of Directors may from time to time determine. Any person may hold two or more offices at the same time, except (subject to the next sentence) the offices of President and Secretary or, additionally, if there be a Chairman of the Board of Directors, the offices of Chairman of the Board of Directors and Secretary. When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices. The officers of the Corporation, except in the case of the Chairman of the Board of Directors, need not be directors of the Corporation. The Board of Directors may require any officer to give security for the faithful performance of his duties.

Section 3.02  Term.  Subject to the provisions of Section 3.03 hereof, all officers shall be elected or appointed to hold office until the next annual meeting of the Board of Directors, and each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier resignation or removal.

Section 3.03  Removal.  Any officer elected or appointed by the Board may be removed by the Board of Directors with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any; however, the election or appointment of an officer shall not of itself create contract rights.

Section 3.04  General Authority.  The officers shall have such authority, duties and powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board of Directors, if there be one, or the President and, to the extent consistent therewith and with other provisions of these By-Laws, shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them.

Section 3.05  Voting Securities Owned by the Corporation.   Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, if there be one, the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3.06  Chairman of the Board of Directors.  The Chairman of the Board of Directors, if present, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors may, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. The Chairman of the Board of Directors may enter into and execute in the name of the Corporation deeds, mortgages, bonds, guarantees, contracts and other instruments, except in cases where the making and execution thereof shall be expressly restricted or delegated by the Board of Directors or by a duly authorized committee of directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be made or executed. In general, the Chairman of the Board of Directors shall have all authority incident to the office of Chairman of the Board of Directors and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors.

Section 3.07  President.  The President shall be the chief executive officer of the Corporation and shall have general supervision of the business, affairs and property of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. The President also shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and any duly authorized committee of directors, shall have general supervision of the operations of the Corporation. The President may, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. The President may enter into and execute in the name of the Corporation deeds, mortgages, bonds, guarantees, contracts and other instruments, except in cases where the making and execution thereof shall be expressly restricted or delegated by the Board of Directors or by a duly authorized committee of directors, or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be made or executed. The President shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or committee thereof in accordance with Section 7 of this Article III, and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. In general, the President shall have all authority incident to the office of President, chief executive officer and chief operating officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors.

Section 3.08  Vice Presidents.  The Vice Presidents shall have supervision over the operations of the Corporation within their respective areas of special competence or responsibility and in accordance with policies, procedures and practices in effect from time to time, subjects however, to the control of the Board of Directors, any duly authorized committee of directors, the President and any other officer to whom they report. They shall, within such areas (in the order of their designation, or in the absence of such designation, in the order of their seniority based on title or, in the case of officers of equal title, in order of their tenure), at the request or in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of such officer, and at the request or in the absence or disability of the President, perform the duties and exercise the powers of such officer. They may, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. They may enter into and execute in the name of the Corporation deeds, mortgages, guarantees, bonds, contracts and other instruments, except in cases where the making and execution thereof shall be expressly restricted or otherwise delegated by these By-Laws or by the Board of Directors, a duly authorized committee of directors, the President or any other officer to whom they report, or shall be required by law otherwise to be made or executed. In general, they shall have all authority incident to their respective offices and shall have such other authority and perform such other duties as may from time to time be assigned to them by the Board of Directors, and duly authorized committee of directors, the President or any other officer to whom they report.

Section 3.09  Secretary.  The Secretary shall act as Secretary of all meetings of the stockholders and of the Board of Directors of the Corporation; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of stockholders and of the Board of Directors are duly given; may, with the Chairman of the Board of Directors, the President or any Vice President, sign certificates for stock of the Corporation; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By-Laws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors, the President or any other officer to whom the Secretary reports.

Section 3.10   Treasurer.  The Treasurer shall, if required by the Board of Directors, the President or any other officer to whom the Treasurer reports, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. The Treasurer shall have custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these By-Laws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of Section 3 of Article VI of these By-Laws and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as the Treasurer may determine to be necessary or desirable with respect to any and all financial transactions of the Corporation from the officers and agents transacting the same; render to the Board of Directors, any duly authorized committee of directors, the President or any officer to whom the Treasurer reports, whenever they or any of them, respectively, shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all transactions of the Treasurer; exhibit at all reasonable times the books of accounts and other records provided for herein to any of the directors of the Corporation; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors, the President or any other officer to whom the Treasurer reports, and may sign with the Chairman of the Board of Directors, the President or any Vice President, certificates for stock of the Corporation.

Section 3.11  Controller.  The Controller shall be responsible for preparing and maintaining reasonable and adequate books of account and other accounting records of the assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting principles and procedures, shall see that reasonable and adequate audits thereof are regularly made and that reasonable and adequate systems of financial control are maintained, shall examine and certify the financial accounts of the Corporation, shall prepare and render such budgets and other financial reports as the Board of Directors, the President or any other officer to whom the Controller reports may require, and shall, in general, have all authority incident to the office of Controller and such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors, the President or any other officer to whom the Controller reports.

Section 3.12  Duties of Assistant Treasurers, Assistant Secretaries and Other Subordinate Officers.  The Assistant Treasurers shall, respectively, if required by the Board of Directors, the President or any other officer to whom they report give bonds for the faithful discharge of their duties in such sums and with such sureties as may be so required. Assistant Treasurers and Assistant Secretaries may, with the Chairman of the Board of Directors, the President or any Vice President, sign certificates for stock of the Corporation. Subordinate officers shall have all authority incident to their respective offices and such other authority and perform such other duties as shall be assigned to them by the Board of Directors, any duly authorized committee of directors, the President or the officers to whom they report.

Section 3.13  Appointed Officers.  The President may appoint or cause to be appointed, in accordance with the policies and procedures established by him, such Presidents, Vice Presidents and other officers of the Divisions, Groups and Staffs of the Corporation as he shall determine to be necessary or desirable in furtherance of the business and affairs of such Divisions, Groups and Staffs, may designate such Vice Presidents as Senior Executive Vice Presidents, Executive Vice Presidents or

Senior Vice Presidents, and may use such other descriptive words as he may determine to designate the seniority or areas of special competence or responsibility of the officers appointed in accordance with this Section 15. Officers appointed in accordance with this Section 15 shall not be deemed to be officers as elsewhere referred to in this Article V but as between themselves and the Corporation shall have such authority and perform such duties in the management and operations of the Divisions, Groups and Staffs of the Corporation of which they are appointed officers as the officer appointing them and the persons to whom they report may from time to time determine. Such officers shall have the authority as between themselves and third parties to bind the Corporation solely to the extent of their apparent authority based upon their titles and solely in relation to the business affairs of the Divisions, Groups and Staffs of which they are appointed officers.

ARTICLE IV

Capital Stock

Section 4.01  Stock Certificates.  (a) The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board of Directors, if there be one, the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.

If any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

(b)  Each certificate representing shares shall also set forth such additional material as is required by subdivisions (b) and (c) of Section 508 of the Business Corporation Law.

Section 4.02  Transfers.  The shares of the Corporation shall be transferable in the manner prescribed by the laws of the State of New York and in these By-Laws. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by power of attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate or certificates shall be issued.

Section 4.03  Registered Holders.  The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, rights holders or option holders, as the case may be, as the owners thereof for all purposes.

Section 4.04  New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 4.05  Dividends.  The Corporation may declare and pay dividends or make other distributions in cash or its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares, except when currently the Corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the Certificate of Incorporation of the Corporation. Dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the Corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice (1) disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus, or (2) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

ARTICLE V

Financial Notices to Shareholders

Section 5.01  Cancellation of Reacquired Shares.  (a) Shares that have been issued and have been purchased, redeemed or otherwise reacquired by the Corporation shall be cancelled if they are reacquired out of stated capital, or if they are converted shares, or if the Certificate of Incorporation of the Corporation requires that such shares be cancelled upon reacquisition. Any shares reacquired by the Corporation and not required to be cancelled may either be retained as treasury shares or cancelled by the Board of Directors at the time of reacquisition or at any time thereafter. Shares cancelled under this Section are restored to the status of unauthorized but unissued shares. However, if the Certificate of Incorporation of the Corporation prohibits the reissue of any shares required or permitted to be cancelled under this Section, the Board of Directors by certificate of amendment to the Certificate of Incorporation of the Corporation pursuant to Section 805 of the BCL shall reduce the number of authorized shares accordingly.

(b)  When reacquired shares other than converted shares are cancelled, the stated capital of the Corporation shall be reduced by the amount of stated capital then represented by such shares plus any stated capital not theretofore allocated to any designated class or series which is thereupon allocated to the shares cancelled. The amount by which stated capital has been reduced by cancellation of reacquired shares during a stated period of time shall be disclosed in the next financial statement covering such period that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the end of the period and the next such financial statement, and in any event to all its shareholders within six (6) months of the date of the reduction of capital.

Section 5.02  Reduction of Stated Capital.  When a reduction of stated capital has been effected under Section 516 of the BCL, the amount of such reduction shall be disclosed in the next financial statement covering the period in which such reduction is made that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the date of such reduction and the next such financial statement, and in any event to all its shareholders within six months of the date of such reduction.

ARTICLE VI

Duties of Directors and Officers; Indemnification

Section 6.01  Duties of Directors.  A director shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial data, in each case prepared or presented by:

(1)

one or more officers or employees of the Corporation or of any other corporation of which at least fifty per cent of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation whom the director believes to be reliable and competent in the matters presented,

(2)	counsel, public accountants or other persons as to matters which the director believes to be within such person’s professional or expert competence, or

(3)

a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the Certificate of Incorporation of the Corporation or the By-Laws, as to matters within its designated authority, which committee the director believes to merit confidence, so long as in so relying he shall be acting in good faith and with such degree of care, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability by reason of being or having been a director of the Corporation.

(b)  In taking action, including, without limitation, action which may involve or relate to change or potential change in the control of the Corporation, a director shall be entitled to consider, without limitation, (1) both the long-term and the short-term interests of the Corporation and the shareholders and (2) the effects that the Corporation’s actions may have in the short-term or in the long-term upon any of the following:

(A)	the prospects for potential growth, development, productivity and profitability of the Corporation;

(B)	the Corporation’s current employees;

(C)

the Corporation’s retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

(D)	the Corporation’s customers and creditors; and

(E)

the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

Nothing in this subsection shall create any duties owed by any director to any person or entity to consider or afford any particular weight to any of the foregoing or abrogate any duty of the directors, either statutory or recognized by common law or court decisions. For purposes of this subsection, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Corporation, whether through the ownership of voting stock, by contract, or otherwise.

Section 6.02  Duties of Officers.  An officer shall perform his duties as an officer in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, an officer shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial data, in each case prepared or presented by:

(1)

one or more other officers or employees of the Corporation or of any other corporation of which at least fifty per cent of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation whom the officer believes to be reliable and competent in the matters presented, or

(2)	counsel, public accountants or other persons as to matters which the officer believes to be within such person’s professional or expert competence,

so long as in so relying he shall be acting in good faith and with such degree of care, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability by reason of being or having been an officer of the Corporation.

Section 6.03  Indemnification of Directors and Officers in Actions by or in the Right of the Corporation.  Subject to Section 6.06 hereof, the Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer of the Corporation acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this Section shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in the view of all circumstances of the case, the director or officer of the Corporation is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 6.04  Indemnification of Directors and Officers in Other Actions or Proceedings.  (a)  Subject to Section 6.06 hereof, the Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer of the Corporation acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 6.05  Good Faith Defined.  The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer of the Corporation did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

Section 6.06  Authorization of Indemnification.  (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 6.03 or 6.04 hereof shall be entitled to indemnification as authorized in such Sections.

(b) Except as provided in subsection (a), any indemnification under Section 6.03 or 6.04 hereof or otherwise permitted by Section 6.12 hereof, unless ordered by a court under Section 724 of the BCL, shall be made by the Corporation, only if authorized in the specific case:

(1)

by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Section 6.03 or 6.04 hereof, or established pursuant to Section 6.12 hereof, as the case may be, or,

(2)	if a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

(A)

by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Sections has been met by such director or officer, or

(B)	by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such Sections.

Section 6.07  Expenses.  (a)  All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Corporation under subsection (b) hereof or allowed by a court under Section 724(c) of the BCL shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article VI or in Article 7 of the BCL, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.

(b) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer of the Corporation to repay such amount as, and to the extent, required by subsection (a).

Section 6.08  Indemnification by a Court.  Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary resolution of the Board of Directors or the shareholders in the specific case under Section 6.06(b) hereof, the director or officer of the Corporation may apply to the appropriate court as set forth in Section 724 of the BCL for indemnification to the extent otherwise permissible under Section 6.03 or 6.04 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer of the Corporation is authorized by Section 6.03 or 6.04 hereof, as the case may be. Neither a contrary determination in the specific case under Section 6.06 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer of the Corporation seeking indemnification has not met any applicable standard of conduct.

Section 6.09  Other Provisions Affecting Indemnification of Directors and Officers.  (a)  For the purpose of Sections 6.03 and 6.04 hereof, the Corporation shall be deemed to have requested a director or officer to serve an employee benefit plan where the performance by such director or officer of his duties to the Corporation also imposes duties on, or otherwise involves services by, such director or officer of the Corporation to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director or officer of the Corporation with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a director or officer of the Corporation with respect to an employee benefit plan in the performance of such director’s or officer’s duties for a purpose reasonably believed by such director or officer of the Corporation to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

(b) No indemnification, advancement or allowance shall be made under this Article VI in any circumstance where it appears:

(1)	that the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

(2)

that the indemnification would be inconsistent with a provision of the Certificate of Incorporation of the. Corporation, a By-Law, a resolution of the Board of Directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(3)

if there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

Section 6.10  Notice to Shareholders.  (a) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(b) If any action with respect to indemnification of directors and officers is taken by way of amendment to these By-Laws, resolution of directors or by agreement, then the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such action, and, in any event, within fifteen (i5) months from the date of such action, mail to the shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

Section 6.11  Insurance for Indemnification of Directors and Officers.  (a) Subject to subsection (b) below, the Corporation shall have the power to purchase and maintain insurance.

(1)	to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article VI,

(2)	to indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this Article VI, and

(3)

to indemnify directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VI provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

(b) No insurance under subsection (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

(1)	if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

(2)	in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

(c) Insurance under any or all subsections of subsection (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

(d) The Corporation shall, within the time and to the persons provided in Section 6.10(a) hereof, mail a statement in respect of any insurance it has purchased or renewed under this Section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

Section 6.12  Non-Exclusivity and Survival of Indemnification.  (a) The indemnification and advancement of expenses granted pursuant to, or provided by, this Article VI shall not be deemed exclusive of any other rights to which a director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled, whether contained in the Certificate of Incorporation of the Corporation or these By-Laws or, when authorized by the Certificate of Incorporation of the Corporation or these By-Laws, (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The provisions of this Article VI shall not affect any rights to indemnification to which corporate personnel other than directors and officers of the Corporation may be entitled by contract or otherwise under law.

(b) The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.13  Meaning of “Corporation” for Purposes of Article VI.  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation of any type or kind, domestic or foreign, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 6.14  Limitation on Indemnification.    Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.08 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

ARTICLE VII

Miscellaneous

Section 7.01  Offices.  The principal office of the Corporation shall be in the City of New York, County of New York, State of New York or such other place within the State of New York as may from time to time be designated by the Board of Directors. The Corporation may also have offices at other places within or without the State of New York.

Section 7.02  Seal.  The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal New York.”

Section 7.03  Checks.  All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

Section 7.04  Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and Executive Committee, if any, and shall keep at the office of the Corporation in New York State or at the office of its transfer agent or registrar in New York State, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 7.05  When Notice of Lapse of Time Unnecessary; Notices Dispensed With When Delivery is Prohibited.   (a) Whenever, under the BCL or the Certificate of Incorporation of the Corporation or these By-Laws or by the terms of any agreement or instrument, the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his attorney-in-fact, submit a signed waiver of notice of such requirements.

(b) Whenever any notice or communication is required to be given to any person by the BCL, the Certificate of Incorporation of the Corporation or these By-Laws, or by the terms of any agreement or instrument, or as a condition precedent to taking any corporate action and communication with such person is then unlawful under any statute of the State of New York or of the United States or any regulation, proclamation or order issued under said statutes, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so. Any affidavit, certificate or other instrument which is required to be made or filed as proof of the giving of any notice or communication required under the Business Corporation Law shall, if such notice or communication to any person is dispensed with under this paragraph, include a statement that such notice or communication was not given to any person with whom communication is unlawful. Such affidavit, certificate or other instrument shall be as effective for all purposes as though such notice or communication had been personally given to such person.

Section 7.06  Entire Board.  As used in these By-Laws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

Section 7.07  Amendment of By-Laws.    (a)    These By-Laws may be amended or repealed and new By-Laws adopted by the Board of Directors or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that any action by the Board of Directors changing the number of directors shall require the vote of a majority of the entire Board of Directors and except that any By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided in the Business Corporation Law.

(b)    If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.

Section 7.08  Section Headings.  The headings of the Articles and Sections of these By-Laws have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.

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